Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

On April 1, 2007, Telanetix, Inc. ("Telanetix") completed its acquisition of all of the stock of two corporations which own all of the membership interests in AVS Installation Limited Liability Company and Union Labor Force One Limited Liability Company (together, "AVS"). The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase.

The unaudited pro forma condensed combined balance sheet as of March 31, 2007, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2007 and the year ended December 31, 2006, are presented herein. The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheets of Telanetix and AVS as of March 31, 2007. The unaudited pro forma condensed combined statements of operations were prepared using the historical statements of operations of Telanetix and AVS for the three months ended March 31, 2007 and for the year ended December 31, 2006.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had been completed on March 31, 2007, and combines the unaudited condensed balance sheets of Telanetix and AVS. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2007 and for the year ended December 31, 2006 give effect to the acquisition as if it had occurred on January 1, 2006.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statements, and the accompanying notes, are based upon the respective historical consolidated and combined financial statements of Telanetix and AVS, and should be read in conjunction with Telanetix's historical financial statements and related notes, Telanetix's "Management's Discussion and Analysis of Financial Condition and Results of Operation" contained in Telanetix's Annual Report on Form 10-KSB for the year ended December 31, 2006, and AVS's financial statements presented herein.

Telanetix, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2007

	Telanetix	AVS	Pro forma Adjustments		Pro forma Combined

ASSETS
Current Assets:
Cash	$2,668,581	$64,253	$-		$2,732,834
Accounts receivable, net	389,507	562,186	(223,367)	(a)	728,326
Inventory	-	510,648	-		510,648
Prepaid expenses and other current assets	24,969	57,926	-		82,895
Total current assets	3,083,057	1,195,013	(223,367)		4,054,703

Property and equipment, net	108,587	51,436			160,023

Other Assets:
Deposits	15,632	-			15,632
Deferred financing costs, net	257,182	-			257,182
Intangible assets, net	-	-	730,000	(b)	730,000
Goodwill	-	-	818,127	(b)	818,127

Total assets	$3,464,458	$1,246,449	$1,324,760		$6,035,667

LIABILITIES AND STOCKHOLDERS' DEFICIT / MEMBERS' DEFICIT
Current liabilities:
Accounts payable	$236,897	$916,738	$(223,367)	(a)	$930,268
Sales tax payable	-	54,058			54,058
Accrued expenses	149,110	-			149,110
Line of credit	-	419,758			419,758
Deferred revenue	-	136,526			136,526
Deferred compensation, current portion	481,692	-			481,692
Convertible debentures, current portion, net	1,433,381	-			1,433,381
Current portion of long-term debt	-	5,956			5,956
Warrant liabilities	5,065,376	-			5,065,376
Total current liabilities	7,366,456	1,533,036	(223,367)		8,676,125

Convertible debentures, less current portion, net	1,433,381	-			1,433,381
Long-term debt, net of current portion	-	8,540			8,540
Deferred compensation	481,692	-			481,692
Total liabilities	9,281,529	1,541,576	(223,367)		10,599,738

Stockholders' Deficit / Members' Deficit
Preferred stock	-	-			-
Common stock	1,563	-	25	(c)	1,588
Additional paid in capital	9,656,701	-	1,252,975	(c)	10,909,676
Warrants	10,000	-			10,000
Accumulated deficit	(15,485,335)	(295,127)	295,127	(d)	(15,485,335)
Total stockholders' deficit / members' deficit	(5,817,071)	(295,127)	1,548,127		(4,564,071)

Total liabilities and stockholders' deficit / members' deficit	$3,464,458	$1,246,449	$1,324,760		$6,035,667

See accompanying notes to the unaudited pro forma condensed combined financial statements.

TELANETIX, INC. AND SUBSIDIARY
Unaudited Pro Forma Condensed Combined Statement of Operations
For the three months ended March 31, 2007

	Telanetix	AVS	Pro forma Adjustments		Pro forma Combined

Net sales	$462,268	$1,219,601	$(28,500)	(a)	$1,653,369
Cost of sales	141,705	1,072,556	(4,800)	(a)	1,209,461
Gross profit	320,563	147,045	(23,700)		443,908

Operating expenses:
Selling, general and administrative	1,340,299	226,469	(4,500)	(a)	1,562,268
Research and development	117,390	-	-		117,390
Amortization of intangible assets	-	-	36,500	(e)	36,500
Total operating expenses	1,457,689	226,469	32,000		1,716,158

Operating loss	(1,137,126)	(79,424)	(55,700)		(1,272,250)

Other income (expense):
Interest expense	(371,168)	(9,511)	-		(380,679)
Change in fair value of warrant liabilities	(3,971,148)	-	-		(3,971,148)
Gain (loss) on disposal of fixed assets	-	-	-		-
Interest income	7,540	-	-		7,540
Total other income (expense)	(4,334,776)	(9,511)	-		(4,344,287)

Loss before income taxes	(5,471,902)	(88,935)	(55,700)		(5,616,537)

Provision for income taxes	-	-			-

Net loss	$(5,471,902)	$(88,935)	$(55,700)		$(5,616,537)

Net loss per share - basic and diluted	$(0.35)				$(0.35)

Weighted average shares outstanding -
basic and diluted	15,575,640				15,823,759

See accompanying notes to the unaudited pro forma condensed combined financial statements.

TELANETIX, INC. AND SUBSIDIARY
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2006

	Telanetix	AVS	Pro forma Adjustments		Pro forma Combined

Net sales	$1,311,494	$4,402,745	$(206,780)	(a)	$5,507,459
Cost of sales	476,130	3,685,774	(78,164)	(a)	4,083,740
Gross profit	835,364	716,971	(128,616)		1,423,719

Operating expenses:
Selling, general and administrative	3,488,238	607,745	(12,998)	(a)	4,082,985
Research and development	382,210	-	-		382,210
Amortization of intangible assets	-	-	146,000	(e)	146,000
Total operating expenses	3,870,448	607,745	133,002		4,611,195

Operating profit (loss)	(3,035,084)	109,226	(261,618)		(3,187,476)

Other income (expense):
Interest expense	(83,770)	(18,399)	-		(102,169)
Gain (loss) on disposal of fixed assets	(2,411)	-	4,153	(a)	1,742
Interest income	3,009	-	-		3,009
Total other income (expense)	(83,172)	(18,399)	4,153		(97,418)

Loss before income taxes	(3,118,256)	90,827	(257,465)		(3,284,894)

Provision for income taxes	800	-	-		800

Net income (loss)	$(3,119,056)	$90,827	$(257,465)		$(3,285,694)

Net loss per share - basic and diluted	$(0.22)				$(0.22)

Weighted average shares outstanding -
basic and diluted	14,470,075				14,718,194

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Telanetix, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1.    Basis of Presentation

The unaudited pro forma condensed combined statements of operations of Telanetix, Inc. (“Telanetix”) for the three months ended March 31, 2007 and the year ended December 31, 2006 give effect to the acquisition of AVS Installation Limited Liability Company and Union Labor Force One Limited Liability Company (together, "AVS") as if it had been completed on January 1, 2006. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 gives effect to the acquisition of AVS as if it had occurred on March 31, 2007.

The unaudited pro forma condensed combined statements of operations and unaudited pro forma condensed combined balance sheet were derived by adjusting Telanetix’s historical financial statements for the acquisition of AVS. The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations are provided for informational purposes only and should not be construed to be indicative of Telanetix’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project Telanetix’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed combined balance sheet and unaudited condensed combined statements of operations and accompanying notes should be read in conjunction with Telanetix’s historical financial statements and related notes, Telanetix’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in Telanetix’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and AVS’s financial statements presented herein.

Note 2.    Preliminary Purchase Price

The unaudited pro forma condensed combined financial statements reflect a purchase price of $1,253,000. Telanetix paid the purchase price through the issuance of 248,119 shares of its common stock valued at $5.05, which was the closing sales price per share of its common stock on March 30, 2007 as quoted on the OTC Bulletin Board.

The preliminary purchase price allocation as of April 1, 2007, subject to change pending completion of the final valuation and analysis, is as follows:

Tangible assets	$1,246,449
Goodwill	818,127
Customer relationships	500,000
Trade name	150,000
Workforce	80,000
Total assets acquired	2,794,576
Liabilities assumed	(1,541,576)
Net assets acquired	$1,253,000

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. Customer relationships, Trade name and Workforce are being amortized on a straight-line basis over five years.

Note 3.    Pro Forma Adjustments

The following pro forma adjustments are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization.

(a)	Represents elimination of transactions between Telanetix and AVS.

(b)
Represents $818,127 of goodwill and $730,000 of other intangible assets resulting from the transaction, as if the acquisition had been completed on March 31, 2007. The final valuation of the purchase price allocation between goodwill and identifiable intangible assets has not yet been completed. These amounts represent Telanetix's best estimates and are subject to change pending completion of the final valuation and analysis.

(c)	Represents the issuance of 248,119 shares of Telanetix common stock valued at $5.05 per share to acquire AVS.

(d)	Represents the elimination of the combined historical Members’ deficit accounts of AVS.

(e)
Represents the acquired intangible assets amortization resulting from the transaction, as if the acquisition has been completed on January 1, 2006. Additionally, amortization expense will vary from amounts presented when the final valuation related to the AVS acquisition is completed, and the allocation between goodwill and identifiable assets is recorded.